                                                                   EXHIBIT 3.1

                           CERTIFICATE OF FORMATION

                                      OF

                             IKON RECEIVABLES, LLC


     This Certificate of Formation of IKON Receivables, LLC (the "Company") dated as of January 20, 1999, is being duly executed and filed by IKON Receivables Funding, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.).

     FIRST.  The name of the Company formed hereby is IKON Receivables, LLC.

     SECOND. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Company's registered agent for service of process at that address is the The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                       IKON Receivables Funding, Inc., Manager


                                       By:     /s/  Robert K. Mclain
                                       ---------------------------------------
                                       Name:   Robert Mclain, President
                                       Title:  Authorized Person